Exhibit 107

Exhibit Filing Fees

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Fees to Be Paid	Equity	Common Stock, $0.0001 par value per share	457(c) and (h)	7,832,552(2)(3)	$1.65(3)	$12,923,710.80	0.0000927	$1,199.00
Total Offering Amount / Registration Fee						$12,923,710.80	0.0000927	$1,199.00
Fees Previously Paid								N/A
Fee Offsets								N/A
Net Fees Due								$1,199.00

(1)
Pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 also covers an indeterminate number of shares of Common Stock which may be offered or issued to prevent dilution resulting from adjustments as a result of stock dividends, stock splits, reverse stock splits, recapitalizations, reclassifications, mergers, split-ups, reorganizations, consolidations and other capital adjustments.

(2)
7,832,552 shares of common stock, $0.0001 par value per share (“Common Stock”), of ADMA Biologics, Inc. (the “Registrant”) were automatically added to the shares authorized for issuance under the Amended and Restated ADMA Biologics, Inc. 2014 Omnibus Incentive Compensation Plan (the “2014 Plan”), on January 1, 2022 pursuant to an “evergreen” provision contained in the 2014 Plan. Pursuant to such provision, on January 1 of each year through 2022, the number of shares authorized for issuance under the 2014 Plan is automatically increased by a number equal to 4% of the outstanding shares of Common Stock as of the end of Registrant’s immediately preceding fiscal year, or any lesser number of shares of Common Stock determined by the board of directors of the Registrant.

(3)
Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) and (h).  The proposed maximum offering price per share, proposed maximum aggregate offering price and the amount of the registration fee are based on the average of the high and low prices of Registrant’s Common Stock as reported on the Nasdaq Global Market on March 2, 2022.  Pursuant to General Instruction E of Form S-8, the registration fee is calculated with respect to the additional securities registered on this Form S-8 only.